                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A



                               (Amendment No. 1)


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)       November 10, 1999
                                                       -----------------



                              THE LTV CORPORATION
                              -------------------
             (Exact Name of Registrant as Specified in its Charter)



Delaware                           1-4368                   75-1070950
------------------------------------------------------------------------------
(State or Other                  (Commission               (IRS Employer
Jurisdiction of                  File Number)              Identification No.)
(Incorporation)


200 Public Square Cleveland Ohio                         44114-2308
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)




Registrant's telephone number, including area code (216) 622-5000
                                                   --------------

Item 2.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, giving effect to the acquisitions of Welded Tube Co. of America ("Welded Tube") and Copperweld Corporation and Copperweld Canada Inc. ("Copperweld") together the ("Acquisitions") by The LTV Corporation ("LTV"). The unaudited pro forma condensed combined statements of operations give effect to the Acquisitions as if they had occurred on January 1, 1999 or January 1, 1998, as applicable, and the unaudited pro forma condensed combined balance sheet gives effect to the Acquisitions as if they had occurred on September 30, 1999. The purchases will be accounted for under the purchase method of accounting whereby the purchase price is allocated based on the fair value of the assets acquired and the liabilities assumed. The historical condensed financial statements of the Acquisitions are derived from the historical combined financial statements of Copperweld Corporation and Copperweld Canada, Inc., and the historical financial statements of Welded Tube Company of America appearing elsewhere in this prospectus. The unaudited pro forma condensed combined statements of operations and balance sheet include the respective financial statements of LTV, Welded Tube and Copperweld and the respective pro forma adjustments based on management's assumptions to reflect the combination. Both the audited and unaudited financial statements, contained elsewhere in this prospectus, should be read in conjunction with the pro forma combined financial information. The pro forma results are not necessarily indicative of the results of operations or financial condition had the Acquisitions taken place at the beginning of the respective periods nor indicative of future results of the combined companies. The allocation of the purchase price is preliminary and final amounts could differ from those reflected in the pro forma condensed combined financial statements. Upon final determination, the purchase price will be allocated to the assets and liabilities acquired based on fair value as of the date of the acquisition.

     The principal pro forma adjustments to the condensed combined statements of operations include (1) elimination of intercompany sales; (2) amortization of goodwill and other intangibles; (3) elimination of interest on debt not assumed;
(4) interest expense on the new debt issued to finance the Acquisitions; and (5) incremental tax effects of the pro forma adjustments.

     In the table below EBITDA represents income (loss) before taxes on income, interest expense and depreciation and amortization. LTV believes that EBITDA provides useful information regarding its ability to service its debt and other obligations; however, EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as a substitute for net income as an indicator of our operating performance or a substitute for cash flow as a measure of liquidity. In addition, LTV's calculation of EBITDA may be different from the calculation used by its competitors and, therefore, comparability may be affected.

                                           NINE MONTHS ENDED SEPTEMBER 30, 1999
                                     -------------------------------------------------
                                           HISTORICAL           PRO FORMA AS ADJUSTED
                                     -----------------------   -----------------------
                                       LTV      ACQUISITIONS   ADJUSTMENTS    COMBINED
                                     --------   ------------   -----------    --------
                                           (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS:
Sales..............................  $  2,985       $651          $(27)(a)    $  3,609
Cost and expenses:
  Cost of products sold............     2,722        550           (27)(a)       3,245
  Depreciation and amortization....       197         25             6(b)          228
  Selling, general and
     administrative................       137         37            --             174
  Results of affiliates'
     operations....................        28         --            --              28
  Net interest and other (income)
     expense.......................         1          8            43(c)           52
  Special charges..................        39         --            --              39
                                     --------       ----          ----        --------
     Total.........................     3,124        620            22           3,766
                                     --------       ----          ----        --------
Income (loss) before income
  taxes............................      (139)        31           (49)           (157)
Income taxes.......................        (6)       (12)            5(d)          (13)
                                     --------       ----          ----        --------
Net income (loss)..................      (145)        19           (44)           (170)
Less: Preferred dividends..........        (2)        --            (5)(e)          (7)
                                     --------       ----          ----        --------
Net income (loss) available to
  common shareholders..............  $   (147)      $ 19          $(49)       $   (177)
                                     ========       ====          ====        ========
Earnings per share -- basic and
  fully diluted....................  $  (1.46)                                $  (1.77)
Average shares outstanding (in
  thousands).......................   100,016                                  100,016
OTHER FINANCIAL DATA:
Capital expenditures...............  $    156       $ 42          $ --        $    198
EBITDA.............................        69         64            --             133
EBITDA before special charges......       108         64            --             172

                                                 YEAR ENDED DECEMBER 31, 1998
                                        -----------------------------------------------
                                              HISTORICAL         PRO FORMA AS ADJUSTED
                                        ----------------------   ----------------------
                                          LTV     ACQUISITIONS   ADJUSTMENTS   COMBINED
                                        -------   ------------   -----------   --------
                                             (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS:
Sales.................................    4,273       863            (44)(a)     5,092
Cost and expenses:
  Cost of products sold...............    3,773       715            (44)(a)     4,444
  Depreciation and amortization.......      259        25              8(b)        292
  Selling, general and
     administrative...................      184        52             --           236
  Results of affiliates' operations...       49        --             --            49
  Net interest and other (income)
     expense..........................      (23)        8             60(c)         45
  Special charges.....................       55        --             --            55
                                        -------       ---            ---       -------
     Total............................    4,297       800             24         5,121
                                        -------       ---            ---       -------
Income (loss) before income taxes.....      (24)       63            (68)          (29)
Income taxes..........................       (3)      (25)            19(d)         (9)
                                        -------       ---            ---       -------
Net income (loss).....................      (27)       38            (49)          (38)
Less: Preferred dividends.............       (2)       --             (7)(e)        (9)
                                        -------       ---            ---       -------
Net income (loss) available to common
  shareholders........................      (29)       38            (56)          (47)
                                        =======       ===            ===       =======
Earnings per share -- basic and fully
  diluted.............................  $ (0.29)                               $ (0.47)
Average shares outstanding (in
  thousands)..........................   99,849                                 99,849
OTHER FINANCIAL DATA:
Capital expenditures..................      362       123             --           485
EBITDA................................      238        96             --           334
EBITDA before special charges.........      293        96             --           389

-------------------------

Pro forma adjustments for the nine months ended September 30, 1999 and the year ended December 31, 1998 were made to reflect the:

(a) Elimination of intercompany sales from LTV to Copperweld.

(b) The excess of acquisition cost over the fair value of net assets acquired (amortized on a straight-line basis over 35 years) and other intangibles (amortized over periods ranging from 5 to 30 years) is assumed to aggregate $259 million. This amount and related amortization will change as the allocation of the purchase price is finalized, including appraisals of fixed assets and intangibles.

(c) Pro forma adjustments to interest expense (assuming certain principal amounts and rates shown below) after reflecting the Acquisitions:

                                                                 NINE
                                            PRINCIPAL   RATE    MONTHS   YEAR
                                            ---------   -----   ------   ----
                                                  (DOLLARS IN MILLIONS)
Notes.....................................    $275      11.75%   $24     $32
New Bank Financing........................     225       9.28     16      21
Receivables and Inventory Facilities......     215       6.13     10      13
                                              ----      -----    ---     ---
Total.....................................    $715                50      66
                                              ====
Amortization of financing fees............                         1       2
Less: interest expense on debt not
  assumed.................................                        (8)     (8)
                                                                 ---     ---
Pro forma total interest expense
  adjustment..............................                       $43     $60
                                                                 ===     ===

    A 0.25% increase in the weighted average cost of this debt would change interest expense by approximately $1 million for the nine months ended September 30, 1999 and by approximately $2 million for the year ended December 31, 1998. Each $25 million increase or decrease in the borrowings under the existing working capital facilities would change pro forma interest by approximately $1 million for the nine months ended September 30, 1999 and approximately $2 million for the year ended December 31, 1998.

(d) Reduction of income taxes relating to the application of LTV's net operating loss carryforwards to the federal tax provisions of the Acquisitions. A full valuation allowance has been recorded to offset the non-cash tax benefits arising from the losses in the respective pro forma periods. These adjustments result in the ending pro forma income tax provision reflecting only cash taxes that consist of state, foreign and federal taxes including taxes of a less than 80% owned subsidiary of LTV.

(e) Annual preferred dividends at a rate of 8.25% on $80 million of our New Preferred Stock.

     The principal pro forma adjustments to the condensed combined balance sheet include the purchase accounting entries for (1) the issuance of $275 million of Notes; (2) borrowings of $225 million under the New Bank Financing; (3) the issuance of $80 million of New Preferred Stock; (4) borrowings of $215 million under our Receivables and Inventory Facilities; (5) reduction of debt not assumed by LTV; (6) adjustments of the net assets of Welded Tube and Copperweld to estimated fair values; and (7) excess of acquisition costs over the fair value of net assets acquired ("goodwill").

                                                          SEPTEMBER 30, 1999
                                            -----------------------------------------------
                                                  HISTORICAL         PRO FORMA AS ADJUSTED
                                            ----------------------   ----------------------
                                              LTV     ACQUISITIONS   ADJUSTMENTS   COMBINED
                                            -------   ------------   -----------   --------
                                                            (IN MILLIONS)
BALANCE SHEET:
Cash and marketable securities............  $   167      $   8          $  (8)(c)  $   167
Accounts receivable.......................      484        107             (4)(a)      587
Inventories
  Raw materials...........................      269         71             (1)(b)      339
  Work-in-process and finished
     goods................................      595         74              4(b)       673
                                            -------      -----          -----      -------
     Total................................      864        145              3        1,012
  LIFO reserve............................      (13)       (14)            14(b)       (13)
                                            -------      -----          -----      -------
     Net inventory........................      851        131             17          999
Prepaids and other........................       19          4             --           23
                                            -------      -----          -----      -------
     Total current assets.................    1,521        250              5        1,784
Investments in affiliates.................      382         --             --          382
Goodwill, intangibles and other
  noncurrent assets.......................      233         21            208(c)       462
Property, plant and equipment.............    4,285        633           (240)(b)    4,678
     Less: allowance for
       depreciation.......................   (1,186)      (240)           240(b)    (1,186)
                                            -------      -----          -----      -------
     Property, plant and equipment-net....    3,099        393             --        3,492
                                            -------      -----          -----      -------
                                            $ 5,235      $ 664          $ 213      $ 6,112
                                            =======      =====          =====      =======
Liabilities and shareholders' equity
  Accounts payable........................  $   354      $  83          $  (4)(a)  $   433
  Other accruals..........................      517         31             (2)(b)      546
  Lines of credit.........................                   9             (9)(d)       --
                                            -------      -----          -----      -------
     Total current liabilities............      871        123            (15)         979
  Long-term debt..........................      402        206           (206)(d)    1,017
                                                                          615(e)
  Other postemployment employee
     benefits                                 1,523         41             10(b)     1,574
  Pensions................................      561         (8)             8(b)       561
  Other...................................      407         46            (20)(b)      433
                                            -------      -----          -----      -------
     Total noncurrent liabilities.........    2,893        285            407        3,585
Shareholders' equity
  Convertible preferred stock.............        1         --              2(f)         3
  Common stock............................       53          6             (6)(g)       53
  Additional paid-in capital..............    1,031        107             75(f)     1,106
                                                                         (107)(g)
  Retained earnings.......................      466        146           (146)(g)      466
  Treasury stock..........................      (67)        --             --          (67)
  Accumulated other comprehensive loss
     and other............................      (13)        (3)             3(g)       (13)
                                            -------      -----          -----      -------
     Total shareholders' equity...........    1,471        256           (179)       1,548
                                            -------      -----          -----      -------
                                            $ 5,235      $ 664          $ 213      $ 6,112
                                            =======      =====          =====      =======

-------------------------

The pro forma as adjusted September 30, 1999 balance sheet has been prepared to reflect the acquisitions of Welded Tube and Copperweld by The LTV Corporation for an aggregate purchase price of $770 million, the associated financings and the estimated direct costs of the Acquisitions. Pro forma adjustments, based on the application of the purchase method of accounting, were made to reflect:

     (a) Elimination of intercompany receivables and payables between LTV and Copperweld.

     (b) Adjustment of the assets and liabilities of Welded Tube and Copperweld to estimated fair value at the balance sheet date. The adjustment amounts will change as appraisals of fixed assets and intangibles are finalized.

     (c) The excess of the purchase price ($770 million) over the fair value of the assets acquired less liabilities assumed is $267 million. Additionally, there are capitalized expenses of $22 million related to the cost of the Acquisitions and financing. Adjustments to estimated fair market value were made for inventory of $17 million, pensions of $8 million, other postemployment benefit liabilities of $10 million, noncurrent deferred tax liabilities of $20 million and elimination of acquired goodwill of $18 million. The allocation of the purchase price is preliminary and final amounts could differ from those reflected in the pro forma adjustments. Property, plant and equipment have not been adjusted to their estimated fair market value pending completion of an independent third party appraisal.

     (d) Elimination of $206 million of long-term debt and $9 million of current debt not assumed from the Acquisitions.

     (e) Adjustment for the cost of the Acquisitions including the estimated direct costs of the Acquisitions and the associated financings. The net sources and uses of cash are:

    SOURCES:
      New Senior Notes..........................................  $275
      New Bank Financing........................................   225
      Borrowings under Receivables and Inventory Facilities.....   215
      New Preferred Stock.......................................    80
                                                                  ----
         Total sources..........................................  $795
                                                                  ====
    USES:
      Initial purchase price of Copperweld......................  $650
      Initial purchase price of Welded Tube.....................   114
      Expected purchase price adjustments.......................     6
      Estimated transaction costs and expenses..................    25
                                                                  ----
         Total uses.............................................  $795
                                                                  ====

     (f) Issuance of $80 million of New Preferred Stock net of $3 million of estimated direct costs of issuance and financing.

     (g) Elimination of the historical shareholders' equity of Welded Tube and Copperweld.

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

                         COMBINED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                 NINE MONTHS ENDED
                                                           ------------------------------
                                                           SEPTEMBER 30,    SEPTEMBER 30,
                                                               1999             1998
                                                           -------------    -------------
                                                               (DOLLARS IN MILLIONS)
SALES....................................................     $ 554.7          $ 552.6
COSTS AND EXPENSES:
  Costs of sales.........................................       490.1            479.1
  Selling and administrative.............................        30.2             28.6
  Interest expense.......................................         7.5              7.2
  Other income...........................................        (0.9)            (0.7)
                                                              -------          -------
          Total costs and expenses.......................       526.9            514.2

INCOME BEFORE PROVISION FOR INCOME TAXES.................        27.8             38.4
  Provision for income taxes.............................        10.4             14.7
                                                              -------          -------

NET INCOME...............................................     $  17.4          $  23.7
                                                              =======          =======

See notes to combined financial statements.

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

                            COMBINED BALANCE SHEETS
                                  (UNAUDITED)

                                                                  SEPTEMBER 30,
                                                                      1999
                                                              ---------------------
                                                              (DOLLARS IN MILLIONS)
ASSETS:
CURRENT ASSETS:
  Cash and cash equivalents.................................         $   8.0
  Accounts receivable, less allowance for doubtful accounts
     of $2.0................................................            94.0
  Inventories:
     Raw materials..........................................            51.5
     Work-in-process and finished goods.....................            43.3
     Supplies...............................................            19.7
     LIFO reserve...........................................           (10.3)
                                                                     -------
       Net inventories......................................           104.2
  Other current assets......................................             0.9
                                                                     -------
     Total current assets...................................           207.1

PROPERTY, PLANT AND EQUIPMENT:
  Land and land improvements................................            13.0
  Buildings and building equipment..........................            85.0
  Machinery and equipment...................................           350.8
  Construction in progress..................................            54.4
                                                                     -------
                                                                       503.2
  Accumulated depreciation..................................          (207.4)
                                                                     -------
     Net property, plant and equipment......................           295.8

OTHER ASSETS, net of amortization of $4.9...................            36.5
                                                                     -------
                                                                     $ 539.4
                                                                     =======

See notes to combined financial statements.

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

                            COMBINED BALANCE SHEETS
                                  (UNAUDITED)

                                                                  SEPTEMBER 30,
                                                                      1999
                                                              ---------------------
                                                              (DOLLARS IN MILLIONS)
LIABILITIES AND STOCKHOLDER'S EQUITY:
CURRENT LIABILITIES:
  Accounts payable..........................................         $  71.3
  Line of credit and current maturities of long-term debt...             4.0
  Salaries, wages and vacation pay..........................             6.6
  Income and other taxes....................................             7.9
  Other.....................................................             7.1
                                                                     -------
     Total current liabilities..............................            96.9
                                                                     -------
LONG-TERM DEBT..............................................           150.2

OTHER LIABILITIES:
  Postemployment benefit obligations........................            40.9
  Deferred income taxes.....................................            26.6
  Other.....................................................            11.6
                                                                     -------
     Total other liabilities................................            79.1

STOCKHOLDER'S EQUITY:
  Common Stock, $.83-1/3 par value, 6,000,000 shares
     authorized; 5,757,216 issued and outstanding...........             4.8
  Copperweld Canada Inc., no par value, unlimited shares
     authorized; 44,000 issued and outstanding..............              --
  Additional paid-in capital................................            94.8
  Retained earnings.........................................           116.3
Accumulated other comprehensive loss........................            (2.7)
                                                                     -------
     Total stockholder's equity.............................           213.2
                                                                     -------
                                                                     $ 539.4
                                                                     =======

See notes to combined financial statements.

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                              NINE MONTHS ENDED
                                                   ----------------------------------------
                                                   SEPTEMBER 30, 1999    SEPTEMBER 30, 1998
                                                   ------------------    ------------------
                                                            (DOLLARS IN MILLIONS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.....................................       $   17.4              $   23.7
  Adjustment to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization...............           22.8                  18.1
  Changes in assets and liabilities:
     Accounts receivable.........................          (15.2)                 (5.0)
     Inventory...................................           21.8                   1.4
     Accounts payable............................            5.6                   8.4
     Other.......................................           (8.1)                 36.4
                                                        --------              --------
       Cash provided by operating activities.....           44.3                  82.9

CASH FLOWS FROM INVESTING ACTIVITIES:
  Business acquisitions..........................           (0.4)                 (4.5)
  Additions to property, plant and equipment.....          (30.7)                (52.2)
  Other..........................................            0.1                   0.1
                                                        --------              --------
     Cash used by investing activities...........          (31.0)                (56.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of cash dividends......................           (5.4)                 (7.7)
  Payment of indebtedness........................         (207.0)                (97.0)
  Proceeds from borrowings.......................          193.8                  73.9
  Other..........................................            0.5                  (0.3)
                                                        --------              --------
     Cash provided (used) by financing
       activities................................          (18.1)                (31.1)
                                                        --------              --------

     Decrease in cash and cash equivalents.......           (4.8)                 (4.8)
  CASH AND CASH EQUIVALENTS, BEGINNING OF
     PERIOD......................................           12.8                   7.1
                                                        --------              --------
  CASH AND CASH EQUIVALENTS, END OF PERIOD.......       $    8.0              $    2.3
                                                        ========              ========

See notes to combined financial statements.

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999

NOTE 1.

     The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. All adjustments that are, in the opinion of management, necessary for a fair presentation have been made and are of a recurring nature unless otherwise disclosed herein. The results of operations for the interim periods are not necessarily indicative of results of operations for a full year. For further information, refer to the combined financial statements and the notes thereto for the year ended December 31, 1998 herein.

NOTE 2.

     On November 10, 1999, Imetal, SA sold all of the stock of Copperweld Corporation and Copperweld Canada, (the Companies) for $650 million in cash subject to final adjustments based upon the closing of the acquisition. The potential purchase adjustment is based on the amount of the stockholder's equity at November 9, 1999. The Companies' accompanying financial statements have not been adjusted for this proposed transaction with LTV.

NOTE 3.  SEGMENT REPORTING

     The Companies operate in two reportable segments consisting of Tubing and Bimetallics. Tubing manufactures and sells a diversified line of steel tubing products used in the automotive, agricultural and industrial equipment, fluid power, construction, recreation and office furniture markets. Bimetallics manufactures and sells copper-clad aluminum and copper-clad steel wire, rod and strand used in the telecommunications (primarily cable television and telephone) and utility industries.

     Copperweld's reportable segments are strategic business units grouped by similar products, technologies and manufacturing processes. Segments are managed separately because each serves a different market and group of customers. Segment performance is measured on pretax profit of loss from operations (dollars in millions).

                                                                   1999
                                                    -----------------------------------
                                                     TUBING     BIMETALLICS     TOTAL
                                                    --------    -----------    --------
For the nine months ended September 30:
  Trade sales.....................................  $  473.6     $   81.1      $  554.7
  Segment income before taxes.....................      16.3         11.5          27.8

                                                                   1998
                                                    -----------------------------------
                                                     TUBING     BIMETALLICS     TOTAL
                                                    --------    -----------    --------
Trade sales.......................................  $  484.9     $   67.7      $  552.6
  Segment income before taxes.....................      29.3          9.1          38.4

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

                             GEOGRAPHIC INFORMATION

                                                         1999                  1998
                                                     NINE MONTHS           NINE MONTHS
                                                  ENDED SEPTEMBER 30    ENDED SEPTEMBER 30
                                                       REVENUE               REVENUE
                                                  ------------------    ------------------
United States...................................       $  306.7              $  348.7
Canada..........................................          248.0                 203.9
                                                       --------              --------
                                                       $  554.7              $  552.6
                                                       ========              ========

NOTE 4.  CONTINGENCY

     There has been no significant change in status of the Companies' contingencies described in the footnotes to the 1998 annual Financial Statement as of September 30, 1999.

NOTE 5.  COMPREHENSIVE LOSS

     At September 30, 1999, accumulated other comprehensive loss included in the balance sheet amounted to $2.7 million with no material changes since December 31, 1998. The accumulated other comprehensive loss at September 30, 1998 was $4.5 million, with no material changes since December 31, 1997.

NOTE 6.  EARNINGS PER SHARE

     Basic and diluted earnings per share for the nine months ended September 30, 1999 and 1998, were not presented because the information would not be meaningful to the users of the Combined Financial Statements due to the nature of the capital structure of the Companies.

NOTE 7.  LINE OF CREDIT

     During 1996, and amended in 1999, the Corporation entered into an uncommitted, unsecured revolving credit agreement with a bank that provides for demand loans, term loans or letters of credit of up to $10,000,000. Demand loans bear interest at the bank's prime rate and may be repaid at the option of the Corporation or upon demand of the bank. Term loans bear interest at the bank's cost of funds rate plus a margin, and can have maturities ranging from overnight to 90 days. As of September 30, 1999, there was $4,000,000 of term loans outstanding, at an average interest rate of 6.5%.

NOTE 8.  LONG-TERM DEBT.

INTERCOMPANY CREDIT AND INVESTMENT AGREEMENT

     During 1999, the Corporation entered into a credit agreement with IMETAL that provided for loans in the U.S. of up to the equivalent of 100 million Euros, in U.S. dollars, and for loans in Canada of up to the equivalent of 75 million Euros, in Canadian dollars. Loans under the agreement may be repaid and re-borrowed subject to the commitment

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

available. The maturity of the loans is limited to periods which are multiples of one month, and carry interest rates that equal the base rate of loans made by IMETAL under its Facility Agreement plus 1.30%. As of September 30, 1999 there were $150.2 million in loans outstanding under this agreement. The average interest rate on the loans outstanding as of September 30, 1999 was 6.68% for loans in the U.S., and 6.075% for loans in Canada.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Boards of Directors and Shareholder
     of Copperweld Corporation and Copperweld Canada Inc.

     We have audited the accompanying balance sheets as of December 31, 1998 and 1997, of the companies listed in Note 1 and the related statements of income, shareholders equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the companies' managements. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position at December 31, 1998 and 1997, of the companies listed in Note 1, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.

                                              Ernst & Young LLP

Pittsburgh, Pennsylvania
January 30, 1999, except for
Note 5 as to which the date is
May 31, 1999

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

                         COMBINED STATEMENTS OF INCOME

                                                       YEARS ENDED DECEMBER 31,
                                                   --------------------------------
                                                     1998        1997        1996
                                                   --------    --------    --------
                                                        (DOLLARS IN MILLIONS)
SALES............................................  $  711.0    $  662.7    $  427.8
                                                   --------    --------    --------
COSTS AND EXPENSES:
  Cost of sales..................................     617.7       566.9       365.9
  Selling and administrative.....................      36.7        38.1        28.7
  Interest expense...............................       8.0         8.0         4.5
  Other income...................................      (1.3)       (0.8)       (0.5)
                                                   --------    --------    --------
          Total costs and expenses...............     661.1       612.2       398.6
                                                   --------    --------    --------
INCOME BEFORE PROVISION FOR INCOME TAXES.........      49.9        50.5        29.2
  Provision for income taxes.....................      19.1        18.6         9.4
                                                   --------    --------    --------
NET INCOME.......................................  $   30.8    $   31.9    $   19.8
                                                   ========    ========    ========

See notes to combined financial statements

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

                            COMBINED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1998         1997
                                                              ---------    ---------
                                                              (DOLLARS IN MILLIONS)
ASSETS:
CURRENT ASSETS
  Cash and cash equivalents.................................  $   12.8     $    7.1
                                                              --------     --------
  Accounts receivable, less allowance for doubtful accounts
     of $2.5 in 1998, and $2.0 in 1997......................      78.1         91.1

  Inventories:
     Raw materials..........................................      70.8         55.8
     Work-in-process and finished goods.....................      47.8         58.8
     Supplies...............................................      19.2         17.6
     LIFO reserve...........................................     (13.7)       (18.5)
                                                              --------     --------
       Net inventories......................................     124.1        113.7

  Other current assets......................................       2.6          4.5
                                                              --------     --------
     Total current assets...................................     217.6        216.4
                                                              --------     --------

PROPERTY, PLANT AND EQUIPMENT:
  Land and land improvements................................      12.9          9.2
  Buildings and building equipment..........................      84.1         63.0
  Machinery and equipment...................................     344.0        302.2
  Construction in progress..................................      29.0         22.3
                                                              --------     --------
                                                                 470.0        396.7
  Accumulated depreciation..................................    (187.7)      (168.1)
                                                              --------     --------
     Net property, plant and equipment......................     282.3        228.6

OTHER ASSETS, net of accumulated amortization of $4.0 in
  1998 and $3.4 in 1997.....................................      31.2         27.2
                                                              --------     --------
                                                              $  531.1     $  472.2
                                                              ========     ========

See notes to combined financial statements

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

                            COMBINED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1998         1997
                                                              ---------    ---------
                                                              (DOLLARS IN MILLIONS)
LIABILITIES AND STOCKHOLDER'S EQUITY:
CURRENT LIABILITIES:
  Accounts payable..........................................  $   65.5     $   62.5
  Line of credit and current maturities of long-term debt...       9.2          4.0
  Salaries, wages and vacation pay..........................       7.6         12.9
  Income and other taxes....................................       5.7          7.0
  Other.....................................................      12.4         10.8
                                                              --------     --------
     Total current liabilities..............................     100.4         97.2

LONG-TERM DEBT..............................................     154.5        160.6

OTHER LIABILITIES:
  Pension benefits..........................................        --          1.4
  Postemployment benefit obligations........................      39.9         41.7
  Deferred income taxes.....................................      25.1         22.9
  Other.....................................................      11.8         12.5
                                                              --------     --------
     Total other liabilities................................      76.8         78.5

STOCKHOLDER'S EQUITY:
  Common stock:
     Copperweld Corporation, $.83 1/3 par value, 6,000,000
       shares authorized; 5,757,216 issued and
       outstanding..........................................       4.8          4.8
     Copperweld Canada Inc., no par value, unlimited shares
       authorized; 44,000 issued and outstanding............        --           --
  Additional paid-in capital................................      94.8         51.8
  Retained earnings.........................................     104.3         81.2
  Accumulated other comprehensive loss:.....................      (4.5)        (1.9)
                                                              --------     --------
     Total stockholders equity..............................     199.4        135.9
                                                              --------     --------
                                                              $  531.1     $  472.2
                                                              ========     ========

See notes to combined financial statements

                COPPERWELD CORPORATION AND COPPERWELD CANADA INC

             COMBINED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                                       YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                                  -------------------------------------------------------
                                                                    ACCUMULATED
                                           ADDITIONAL                  OTHER
                                  COMMON    PAID-IN     RETAINED   COMPREHENSIVE
                                  STOCK     CAPITAL     EARNINGS   INCOME/(LOSS)   TOTALS
                                  ------   ----------   --------   -------------   ------
                                                   (DOLLARS IN MILLIONS)
BALANCE AT DECEMBER 31, 1995....  $ 4.8      $ 26.8      $ 54.3       $ (3.7)      $ 82.2
  Net income....................     --          --        19.8           --         19.8
  Minimum pension liability net
     of tax (liability of
     $.3).......................     --          --          --          0.3          0.3
                                                                                   ------
     Comprehensive Income.......                                                     20.1
                                                                                   ------
  Dividends declared............     --          --       (11.2)          --        (11.2)
                                  ------     ------      ------       ------       ------

BALANCE AT DECEMBER 31, 1996....  $ 4.8      $ 26.8      $ 62.9       $ (3.4)      $ 91.1
  Net income....................     --          --        31.9           --         31.9
  Cumulative translation
     adjustment.................     --          --          --         (0.9)        (0.9)
  Minimum pension liability net
     of tax liability of $1.6...     --          --          --          2.4          2.4
                                                                                   ------
     Comprehensive Income.......                                                     33.4
                                                                                   ------
  Dividends declared............     --          --       (13.6)          --        (13.6)
  Capital contribution by
     parent.....................     --        25.0          --           --         25.0
                                  ------     ------      ------       ------       ------

BALANCE AT DECEMBER 31, 1997....  $ 4.8      $ 51.8      $ 81.2       $ (1.9)      $135.9
  Net income....................     --          --        30.8           --         30.8
  Cumulative translation
     adjustment.................     --          --          --         (2.6)        (2.6)
                                                                                   ------
     Comprehensive Income.......                                                     28.2
                                                                                   ------
  Dividends declared............     --          --        (7.7)          --         (7.7)
  Sale of subsidiary stock to
     parent net of tax liability
     of $1.0....................     --        43.0          --           --         43.0
                                  ------     ------      ------       ------       ------

BALANCE AT DECEMBER 31, 1998....  $ 4.8      $ 94.8      $104.3       $ (4.5)      $199.4
                                  ======     ======      ======       ======       ======

See notes to combined financial statements

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                       YEARS ENDED DECEMBER 31,
                                                   --------------------------------
                                                     1998        1997        1996
                                                   --------    --------    --------
                                                        (DOLLARS IN MILLIONS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.....................................  $   30.8    $   31.9    $   19.8
  Adjustments to reconcile net income to cash
     provided by operating activities:
     Depreciation and amortization...............      22.9        19.8        12.8
     Provisions for contingent liabilities and
       asset write-downs.........................        --          --         4.9
     Deferred income taxes.......................       0.6         1.4        (1.0)
  Changes in assets and liabilities:
     Accounts receivable.........................      11.3         2.0        (2.6)
     Inventory...................................     (12.9)       (6.8)      (12.8)
     Accounts payable............................      (1.8)       (4.8)        8.9
     Other.......................................       3.1        (9.1)       (1.2)
                                                   --------    --------    --------
       Cash provided by operating activities.....      54.0        34.4        28.8

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment.....     (83.2)      (30.8)      (10.2)
  Business acquisitions..........................      (4.6)      (98.3)         --
  Proceeds from sale of energy business and
     other.......................................       0.1         0.5         2.6
                                                   --------    --------    --------
       Cash used by investing activities.........     (87.7)     (128.6)       (7.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of cash dividends......................      (7.7)      (13.6)      (11.2)
  Payment of indebtedness........................    (117.4)      (95.1)      (30.4)
  Proceeds from borrowings.......................     122.2       155.7        17.0
  Sale of subsidiary stock to parent, net of
     tax.........................................      43.0          --          --
  Additional investment -- parent................        --        25.0          --
  Subordinated loan -- parent....................        --        28.0          --
  Other..........................................      (0.7)        0.5
                                                   --------    --------    --------
       Cash provided (used) by financing
          activities.............................      39.4       100.5       (24.6)
                                                   --------    --------    --------

       Increase in cash and cash equivalents.....       5.7         6.3        (3.4)
  CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR...       7.1         0.8         4.2
                                                   --------    --------    --------
  CASH AND CASH EQUIVALENTS, END OF YEAR.........  $   12.8    $    7.1    $    0.8
                                                   ========    ========    ========

See notes to combined financial statements

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
NOTE 1.  ACCOUNTING POLICIES

ORGANIZATION

     The financial statements of Copperweld Corporation (the "Corporation") and Copperweld Canada Inc. ("Copperweld Canada"), (the "Companies") include the accounts of the Companies and subsidiaries after elimination of intercompany transactions. Sales are predominantly derived from the manufacture of mechanical and structural steel tubing in the United States and Canada, with additional sales coming from the manufacture of bimetallic wire in the United States and United Kingdom. The principal markets for tubing products are the service center, automotive, agricultural, construction and industrial equipment markets, primarily in the United States and Canada. The bimetallic wire products are sold to domestic wire fabricators serving the cable television and telephone markets, and to a lesser degree European and other foreign-based wire fabricators. The Companies perform credit evaluations of their customers' financial condition and generally do not require collateral.

     The Companies are wholly-owned subsidiaries of Imetal, SA (Imetal), a French holding company.

     The combined financial position and combined results of operation are presented in U.S. dollars in accordance with generally accepted accounting principles governed by U.S. accounting rules.

     Effective August 31, 1998, the Corporation sold 100% of the capital stock of Copperweld Canada, which was acquired on April 25, 1997, to Imetal (Note 2), the Corporation's parent company. The financial statements for 1998 are presented as "combined" financial statements, since both entities are under common control of Imetal. The effect of this combined presentation on the 1997 financial statements was not significant.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

     The Companies' policy is to treat investments with maturities at acquisition of three months or less as cash equivalents.

INVENTORIES

     Inventories are valued at the lower of cost or market (net realizable value). Tubing products and copper inventories of U.S. operations are valued on the last-in, first-out (LIFO) cost method. Tubing products and bimetallic wire inventories of Canadian and

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

United Kingdom operations (Note 2) are valued on a first-in, first-out (FIFO) basis. Other inventories are valued at average cost, or standard cost which approximates average cost.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost. Depreciation is calculated on the straight-line method based upon estimated useful lives of five to forty years for land improvements, three to forty years for buildings and building equipment and three to thirty years for machinery and equipment.

INTANGIBLES AND OTHER ASSETS

     The long-term other asset balance amounted to $31.2 million in 1998, and $27.2 million in 1997. Of these balances, Goodwill represents $19.2 million and $16.2 million net of accumulated amortization of $1.5 million and $.6 million for fiscal years 1998 and 1997 respectively. Goodwill, representing the excess of cost over the fair value of net tangible and identifiable intangible assets of acquired businesses, is stated at cost and amortized to expense on a straight line basis over a period of 20 years. On an ongoing basis, when there are indicators of impairment such as recurring losses, the Companies evaluate the carrying value of intangibles resulting from business acquisitions. There has been no impairment for the years ended December 31, 1998, 1997 and 1996.

REVENUE RECOGNITION

     Product sales are recorded at the time of shipment.

FOREIGN CURRENCY TRANSLATION

     The assets and liabilities of Copperweld Canada and the Corporation's United Kingdom operation, Sayton Fine Wire Division are translated into U.S. dollars at current exchange rates (the functional currencies are the Canadian dollar and the pound sterling, respectively). Revenue and expense accounts of these operations are translated at average exchange rates prevailing during the year. These translation adjustments are accumulated in a separate component of stockholder's equity and included in other comprehensive loss.

     Foreign currency transaction gains and losses are included in determining net income for the year in which the exchange rate changes.

CHANGE IN ACCOUNTING

     During 1998, SOP 98-1, Capitalization of Internal Use Software, was early adopted. The effect of this accounting change was to increase pretax income by approximately $1.1 million.

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Statement No. 133 "Accounting for Derivative instruments and Hedging Activities" which requires all derivatives to be recognized as either assets or liabilities in the balance sheet and be measured at fair value. Changes in the fair value of derivatives will be recognized in net income unless specific hedge accounting criteria are met. The Companies intend to adopt this statement in 2000 and it is not expected to have a material impact on the Companies' financial statements.

COMPREHENSIVE INCOME

     During 1998, the Corporation adopted Financial Accounting Standards Board Statement No. 130, Reporting Comprehensive Income. This standard changes the manner in which the elements of comprehensive income (minimum pension liability and foreign currency translations) are displayed in the financial statements. The 1997 and 1996 amounts have been restated to comply with this standard.

NOTE 2.  ACQUISITIONS AND DIVESTITURE

     On April 25, 1997, the Corporation acquired Ferrum Inc., subsequently renamed Copperweld Canada Inc., a tubing manufacturing operation located in Canada, and The Tube and Steel Company of America (TASCOA), a related United States distribution company. This acquisition was accounted for under the purchase method of accounting; and accordingly, the results of operations of the acquired company are included in the combined financial statements from the date of the acquisition. Total consideration amounted to $98.4 million in cash and liabilities assumed. Assets and liabilities acquired were adjusted to estimated fair market value. The excess of the purchase price of $16.3 million is primarily classified as goodwill and is being amortized over 20 years.

     A portion of the acquisition cost was financed through a $25.0 million capital contribution and a $27.8 million convertible unsecured note from Imetal.

     The following unaudited pro forma financial information reflects the acquisitions as if they had occurred on January 1, 1996 (dollars in millions).

                             YEAR ENDED DECEMBER 31
                             ----------------------
                               1997         1996
                             ---------    ---------
Sales and revenues.........  $  764.8     $  719.1
Net income.................      34.7         22.7

     The above amounts are based upon certain assumptions and estimates which the Companies believe are reasonable. The pro forma results do not necessarily represent results which would have occurred if the acquisitions had taken place at the date and on the basis assumed above.

     Effective August 31, 1998, Imetal acquired 100% of the capital stock of Copperweld Canada for $44.0 million from the Corporation. Since both entities are under common control, no gain was recognized for financial statement purposes. Instead, the proceeds

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

received of ($44 million), net of income taxes $1.0 million were treated as a contribution of capital. Cash proceeds from the sale were utilized to pay down debt incurred during the original acquisition of Copperweld Canada by the Corporation. Although no longer the legal owner, the Corporation retains management responsibility for Copperweld Canada.

     On March 31, 1998, the Corporation purchased the assets of PVH Copperply, in the United Kingdom, for $1.2 million. This acquisition was accounted for under the purchase method of accounting; and accordingly, the results of operations of the acquired company are included in the combined financial statements from the date of the acquisition. Substantially all of the purchase was allocated to goodwill ($1.0 million) and is being amortized over 20 years.

     On July 1, 1998, the Corporation purchased 90% of the capital stock of Sayton Fine Wires Limited, located in Telford, England, for $3.3 million. The 90% net assets interest, at the time of purchase was valued at $.7 million. This acquisition was accounted for under the purchase method of accounting; and accordingly, the results of operations of the acquired company are included in the combined financial statements from the date of the acquisition. Goodwill in the amount of $2.9 million, resulting from the acquisition, is being amortized over 20 years.

NOTE 3.  INVENTORIES

     Inventories at December 31, 1998 and 1997, valued on the basis set forth in
Note 1, were as follows (dollars in millions):

                                                   1998        1997
                                                 --------    --------
LIFO method....................................  $   52.2    $   59.3
FIFO and average cost method...................      71.9        54.4
                                                 --------    --------
  Net inventories..............................  $  124.1    $  113.7
                                                 ========    ========

NOTE 4.  LINE OF CREDIT

     During 1996, the Corporation entered into an uncommitted, unsecured revolving credit agreement with a bank that provides for demand loans, term loans or letters of credit of up to $10 million. Demand loans bear interest at the bank's prime rate and may be repaid at the option of the Corporation or upon demand of the bank. Term loans bear interest at the bank's cost of funds rate plus .25%, and can have maturities ranging from overnight to 90 days. As of December 31, 1998 and 1997, there were $6.0 million and $4.0 million, respectively, of term loans outstanding.

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

NOTE 5.  LONG-TERM DEBT

     Long-term debt at December 31, 1998 and 1997, excluding the line of credit and current maturities, is summarized by type of borrowing as follows (dollars in millions):

                                                   1998        1997
                                                 --------    --------
Bank Debt Agreement, variable interest rates,
payable 1999 through 2002......................  $  128.4    $  132.5
Convertible unsecured subordinated
  note-parent..................................      26.1        28.1
                                                 --------    --------
Long-term debt.................................  $  154.5    $  160.6
                                                 ========    ========

PAYMENTS

     The annual maturities through the year 2007 on long-term debt outstanding, including debt classified as current maturities, at December 31, 1998, are as follows: 1999 -- $9.2 million; 2002 -- $128.4 million; 2007 -- $26.1 million.

BANK DEBT AGREEMENT

     On April 25, 1997, in connection with the acquisition of Copperweld Canada and the related U.S. distribution company, the Companies entered into the Agreement with a group of banks which provides for loans up to a maximum of $180.0 million through May 27, 2002. The Agreement provides for a Tranche A facility and a Tranche B facility.

     The Tranche A facility provides for loans of up to $100.0 million, with a $5.0 million reduction on May 27, 1999, a $5.0 million reduction on May 27, 2000, a $10.0 million reduction on May 27, 2001, and a withdrawal of the commitment on May 27, 2002. Loans under this facility may be repaid and re-borrowed subject to the commitment available. As of December 31, 1998, there were $49.2 million of Tranche A loans outstanding. Under the Tranche A facility, the Companies may select from various published interest rate indices as defined by the Agreement, to which a premium of between .45% and .70% is added based upon the attainment of certain financial ratios. At December 31, 1998, the average interest rate on outstanding borrowings, including the premium and reduced by the effect of certain interest exchange agreements, was 5.98%.

     The Tranche B facility provides for loans of up to $80.0 million which are subject to renewal by the banks no later than sixteen months prior to the Tranche B maturity date then in effect, and a final maturity on May 27, 2002. Loans under this facility may be repaid and re-borrowed subject to the commitment available. As of December 31, 1998, there were $79.2 million of Tranche B loans outstanding. Under the Tranche B facility, the Companies may select from various published interest rate indices as defined by the Agreement, to which a premium of between .30% and .55% is added based upon the attainment of certain financial ratios. At December 31, 1998, the average interest rate on outstanding borrowings, including the premium and reduced by the effect of certain interest exchange agreements, was 6.04%.

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

     The Companies are required to pay commitment fees of .20% per annum on the unused portion of the Tranche A facility, and .15% per annum on the unused portion of the Tranche B facility.

     The Agreement is not secured by any of the assets of the Companies, but does prohibit the Companies from pledging their assets to any third party. The Agreement contains restrictive financial covenants including the maintenance of fixed charge coverage, minimum net worth and debt-to-net worth ratios.

     On January 10, 1999, the Corporation became an Additional Borrower in a Facility Agreement between Imetal, S.A., Scentcount Limited, Societe Generale (Paris) and Societe Generale, London Branch. This Facility was used to refinance existing debt of Tranche A and B. The Facility provides for four separate Tranches, and the Company is authorized to borrow under the Tranche 2 Facility, which has a total commitment of 595 million Euros, and which has a final maturity of January 10, 2004.

     Loans under this Facility may be repaid and re-borrowed subject to the commitment available. Under the Tranche 2 Facility, the Corporation may borrow at the LIBOR rate plus a margin of between .40% and 1.25%, based on the attainment by Imetal of certain financial ratios.

     The Corporation has irrevocably, unconditionally, jointly and severally guaranteed the obligations of each other Obligor of the Facility.

     During May 1999, Copperweld Canada began to borrow directly from Imetal and repaid all amounts outstanding, as of May 31, 1999, on Tranche A and B loans. Copperweld Canada borrows at the LIBOR rate plus a margin of between .45% and 1.30%.

CONVERTIBLE UNSECURED SUBORDINATED NOTE -- PARENT

     In connection with the acquisition of the Canadian tube manufacturing operations (April 25, 1997) by the Corporation, Copperweld Canada entered into a Convertible Unsecured Subordinated Note Agreement with Imetal for $26.1 million. The note is due in its entirety on June 30, 2007, bears interest at the rate of 7.80%, is convertible to common stock of Copperweld Canada at any time upon notice by Imetal, and is subordinated to the Companies' bank debt.

NOTE 6.  DERIVATIVE FINANCIAL INSTRUMENTS

INTEREST EXCHANGE AGREEMENTS

     As of December 31, 1998, the Companies had three interest exchange (swap) agreements in effect, which fixed the interest rate on certain loans, made under the Agreement. A fixed rate of 5.19%, before premium, was set on $5.0 million of loans effective December 15, 1995, and continuing until December 15, 2000. A fixed rate of 5.135%, before premium, was set on $15.0 million of loans effective February 2, 1998, and continuing until February 2, 1999. A fixed rate of 4.98%, before premium, was set on $65 million of loans effective February 11, 1998, and continuing until February 11, 1999.

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

FORWARD CURRENCY SALES CONTRACTS

     To protect against the reduction in value of foreign currency cash flows, Copperweld Canada entered into forward currency sales contracts to hedge a portion of its anticipated export sales in U.S. dollars over the ensuing twelve months. At December 31, 1998, there were no forward currency sales contracts outstanding. At December 31, 1997, the contract value of forward currency sales contracts was $60.5 million, and a loss of $2.1 million was recorded during 1997 to reflect the change in current market rates. Under the Corporation's current accounting policies, the forward contracts do not qualify as hedges for financial reporting purposes and accordingly the net difference between the contract value and the current market value was recorded in the combined balance sheets, with gains or losses caused by changes in current market rates reflected directly in income.

NOTE 7.  EMPLOYEE BENEFIT PLANS

DEFINED BENEFIT PLANS

     The Companies adopted Statement of Financial Accounting Standards No. 132, Employees' Disclosures about Pensions and Other Postretirement Benefits, as of January 1, 1998. Disclosures for 1997 and 1996 have been restated to conform to current year presentations.

     The Companies have several trusteed defined benefit pension plans covering substantially all employees. Plan assets primarily include marketable debt and equity securities. Plans covering union represented and non-represented personnel generally provide benefits using a formula that is based upon employee compensation. In addition to providing pension benefits, the Companies provide certain health care and life insurance benefits for eligible retired employees and their dependents. The cost of these postretirement benefits is recognized by the Companies during the employees' years of service.

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

     The following tables set forth the change in benefit obligation, the change in plan assets, funded status and amounts recognized in the combined balance sheets of the pension and other postretirement benefits as of December 31, 1998 and 1997 (dollars in millions):

                                                                        OTHER
                                         PENSION BENEFITS      POSTRETIREMENT BENEFITS
                                       --------------------    ------------------------
                                         1998        1997         1998          1997
                                       --------    --------    ----------    ----------
CHANGE IN BENEFIT OBLIGATION:
  Benefit obligation at beginning of
     year............................  $  144.9    $  133.4     $   38.8      $   41.6
     Service cost....................       4.2         3.5           .8            .9
     Interest cost...................       9.7         8.8          2.6           2.5
     Participant contributions.......        .1          --           --            --
     Plan amendments.................        .3          --           --          (1.8)
     Exchange rate changes...........      (2.6)        (.8)         (.7)          (.4)
     Curtailment (gain) or loss......        --          --           --          (3.3)
     Benefits paid...................      (7.5)       (6.8)        (1.9)         (1.8)
     Actuarial (gain) or loss........       5.5         6.8          1.0           1.1
                                       --------    --------     --------      --------
  Benefit obligation at end of
     year............................  $  154.6    $  144.9     $   40.6      $   38.8

CHANGE IN PLAN ASSETS:
  Fair value of plan assets at
     beginning of year...............  $  138.5    $  119.9     $     --      $     --
     Actual return on plan assets....      24.1        21.4           --            --
     Employer contributions..........       7.1         5.5          1.9           1.8
     Participant contributions.......        .1          .1           --            --
     Benefits paid...................      (7.5)       (6.8)        (1.9)         (1.8)
     Administrative expenses.........      (1.2)        (.6)          --            --
     Exchange rate changes...........      (2.7)       (1.0)          --            --
                                       --------    --------     --------      --------
  Fair value of plan assets at end of
     year............................  $  158.4    $  138.5     $     --      $     --

RECONCILIATION OF FUNDED STATUS:
  Funded status......................  $    3.8    $   (6.4)    $  (40.6)     $  (38.8)
  Unrecognized actuarial (gain) or
     loss............................      (2.0)        3.3          3.3           2.3
  Unrecognized transition (asset) or
     obligation......................      (1.5)       (1.9)          --            --
  Unrecognized prior service cost....       5.4         5.7         (2.6)         (3.1)
  Other..............................        --          .1           --          (2.1)
                                       --------    --------     --------      --------
          Net amount recognized at
            year-end.................  $    5.7    $     .8     $  (39.9)     $  (41.7)
                                       ========    ========     ========      ========

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

                                                                        OTHER
                                         PENSION BENEFITS      POSTRETIREMENT BENEFITS
                                       --------------------    ------------------------
                                         1998        1997         1998          1997
                                       --------    --------    ----------    ----------
AMOUNTS RECOGNIZED IN THE COMBINED
BALANCE SHEETS CONSIST OF:
     Prepaid benefit cost............  $    8.5    $    2.0     $     --      $     --
     Accrued benefit liability.......      (5.0)       (7.8)       (39.9)        (41.7)
     Intangible asset................       0.2         4.7           --            --
     Accumulated other comprehensive
       income........................       2.0         1.9           --            --
                                       --------    --------     --------      --------
          Net amount recognized at
            year-end.................  $    5.7    $     .8     $  (39.9)     $  (41.7)
                                       ========    ========     ========      ========
Other comprehensive income
  attributable to change in
  additional minimum liability
  recognition........................  $     .1    $    4.0

                                              PENSION BENEFITS
                                            --------------------
                                              1998        1997
                                            --------    --------
ADDITIONAL YEAR-END INFORMATION FOR
PENSION PLANS WITH ACCUMULATED BENEFIT
OBLIGATIONS IN EXCESS OF PLAN ASSETS:
     Projected benefit obligation.........  $   36.6    $   49.0
     Accumulated benefit obligation.......      34.0        47.5
     Fair value of plan assets............      30.4        42.3

     The following table summarizes the benefit costs and the assumptions used in calculating these costs (dollars in millions):

                                        PENSION BENEFITS          OTHER POSTRETIREMENT BENEFITS
                                   ---------------------------    ------------------------------
                                    1998      1997      1996        1998       1997       1996
                                   -------   -------   -------    --------   --------   --------
COMPONENTS OF NET PERIODIC
  BENEFIT COST:
Service cost.....................  $   4.2   $   3.5   $   2.9    $   0.8    $   0.9    $   0.7
  Interest cost..................      9.7       8.8       6.8        2.6        2.5        2.1
  Expected return on plan
    assets.......................    (12.1)     (9.5)     (7.2)        --         --         --
    Amortization of prior service
      cost.......................      0.6       0.6       0.6       (0.4)      (0.4)      (0.3)
  Amortization of transitional
    (asset) or obligation........     (0.4)     (0.4)     (0.4)        --         --         --
  Recognized actuarial (gain) or
    loss.........................      0.1       0.2       0.4       (0.1)      (0.1)        --
                                   -------   -------   -------    -------    -------    -------
         Net periodic benefit
           cost..................  $   2.1   $   3.2   $   3.1    $   2.9    $   2.9    $   2.5

WEIGHTED-AVERAGE ASSUMPTIONS AS
  OF DECEMBER 31:
Discount rate....................     6.25%-    7.00%     7.25%      6.25%-     6.25%-     7.25%
                                      6.75%                          6.75%      7.00%
Expected long-term rate of return
  on plan assets.................     8.00%-    8.00%-    9.50%       N/A        N/A       7.25%
                                      9.50%     9.50%
Rate of compensation increase....     4.00%-    4.50%-    6.00%      6.00%      6.00%      6.00%
                                      5.50%     5.50%

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

     For measurement purposes, an 8.5% - 9.0% annual rate of increase for non-medicare eligible employees, and a 6.5% annual rate of increase for Medicare eligible employees on the per capita cost of covered health care benefits was assumed for 1998. The rate is assumed to decrease gradually to 4.0% - 5.5% for 2004 and remain at that level thereafter.

     Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one percentage change in assumed health care cost trend rates would have the following effects:

                                                               INCREASE (DECREASE)
                                                         --------------------------------
                                                         ONE PERCENTAGE    ONE PERCENTAGE
                                                         POINT INCREASE    POINT DECREASE
                                                         --------------    --------------
Effect on total service and interest cost components
for 1998...............................................     $    0.3          $   (0.2)
Effect on year end 1998 postretirement benefit
  obligation...........................................          2.7              (2.3)

NOTE 8.  INCOME TAXES

     The composition of the Companies' income tax expense and the reconciliation of the U.S. federal statutory tax rate are presented below (dollars in millions):

                                                            1998     1997     1996
                                                            -----    -----    ----
Income tax expense (benefit):
  Current: Federal........................................  $15.6    $13.3    $8.5
            State and provincial..........................    2.9      3.9     1.8
                                                            -----    -----    ----
                                                             18.5     17.2    10.3
  Deferred: Federal, state and provincial.................     .6      1.4    (0.9)
                                                            -----    -----    ----
     Provision for income taxes...........................  $19.1    $18.6    $9.4
                                                            =====    =====    ====
U.S. Federal statutory rate...............................   35.0%    35.0%   35.0%
State and Provincial tax, net of federal tax benefit......    3.1      5.0     4.1
Reduction of excess federal tax accrual...................    0.0     (1.4)   (6.8)
Other.....................................................     .1     (1.8)    (.2)
                                                            -----    -----    ----
  Effective tax rate......................................   38.2%    36.8%   32.1%
                                                            =====    =====    ====

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

     Significant components of the Companies' deferred tax liabilities and assets as of December 31, 1998 and 1997 are summarized as follows (dollars in millions):

                                                              1998     1997
                                                              -----    -----
Deferred tax liabilities:
  Excess of book basis over tax basis for fixed assets......  $43.5    $44.6
  Excess of pension fund contributions over financial
     statement expense......................................    5.4      3.9
                                                              -----    -----
                                                               48.9     48.5
Deferred tax assets:
  Financial statement accruals relating to:
     Retirement benefits....................................   14.4     14.6
     Deferred compensation..................................    2.1      2.0
     Contingent liabilities and asset write-downs...........    3.8      4.2
     Other..................................................    3.5      4.8
                                                              -----    -----
                                                               23.8     25.6
                                                              -----    -----
Deferred income taxes.......................................  $25.1    $22.9
                                                              =====    =====

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

NOTE 9.  OPERATING LEASES

     The Companies are obligated under terms on noncancelable operating leases for future minimum rentals on certain operating equipment and buildings. Total expense recognized under these operating leases was $4.1 million; $3.5 million, and $4.5 million during the years ended December 31, 1998, 1997 and 1996 and future commitments were as follows for the years ending on December 31 (dollars in millions):

                                                          1998
                                                          -----
1999....................................................  $ 4.0
2000....................................................    3.3
2001....................................................    2.8
2002....................................................    2.6
2003....................................................    2.4
Thereafter..............................................   10.0

NOTE 10.  CONTINGENT LIABILITIES

CSC BANKRUPTCY

     On November 22, 1993, CSC Industries, Inc. (CSC) (a former affiliate of the Corporation) and its wholly-owned subsidiary, Copperweld Steel Company, announced that they had filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. CSC emerged from bankruptcy on September 28, 1995, however, certain claims against the Corporation regarding workers' compensation continue to be pursued by a third party, as noted below. The outcome of this matter is not certain at this time, however, management does not expect that any potential loss would be significant to the Corporation's financial statements.

CSC WORKERS' COMPENSATION

     During the period 1973 to 1987, under the Corporation's ownership of CSC, CSC workers' compensation claims were covered under a self-insurance program, for which the Corporation had provided certain financial guarantees. During 1995, CSC ceased making payments for workers' compensation claims incurred during the period preceding its bankruptcy in 1993. As a result, during 1996, the Corporation's insurance carriers were requested by the Ohio Bureau of Workers' Compensation (OBWC) to honor their surety bonds for the continuing self-insured claims liability. During 1996, the Corporation recorded a liability of approximately $3.7 million (included in selling and administrative expenses) to reflect management's estimate of the amount necessary to settle these claims. During 1997, one insurance carrier filed a Proof of Claim against the bankrupt estate of CSC in U.S. Bankruptcy Court. This case was disallowed by the Court upon the finding that the OBWC had settled and released all of its claims against the Liquidation Trustee as successor to CSC, although the ruling does not preclude the OBWC from pursuing its claim outside of the Bankruptcy Court's jurisdiction. At this time no direct claim or threat has been made by OBWC against the Corporation. Management believes that no additional material liabilities will be incurred by the Corporation related to this matter, beyond the amount recorded in 1996.

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

OTHER

     In 1987, the Corporation permanently ceased operations at one of its divisions and sold its assets. In connection with the sale, the Corporation guaranteed $5.7 million of the acquirer's debt (due in 2012). The principal portion of this obligation has been defeased through the purchase of a municipal bond that was placed in an escrow fund. In addition, the Corporation retained a security interest in the fixed assets of the acquirer in connection with the guarantee. The amount of loss, if any, in the event that the Corporation's guarantee is called upon, would be limited to the after-tax amount by which the loan balance exceeds the related collateral value. In 1993, the Corporation recorded a reserve in its financial statements of $1.5 million on a pretax basis as an estimate of its net exposure in the event the Corporation's guarantee is called upon. The reserve amount continues to be carried in the Corporation's consolidated balance sheet at December 31, 1998.

NOTE 11.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of financial instruments reported in the combined balance sheets approximate fair values.

NOTE 12.  SEGMENT REPORTING

     The Companies operate in two reportable segments consisting of Tubing and Bimetallics. Tubing manufactures and sells a diversified line of steel tubing products used in the automotive, agricultural and industrial equipment, fluid power, construction, recreation and office furniture markets. Bimetallics manufactures and sells copper-clad aluminum and copper-clad steel wire, rod and strand used in the telecommunications (primarily cable television and telephone) and utility industries.

     Copperweld's reportable segments are strategic business units grouped by similar products, technologies and manufacturing processes. Segments are managed separately because each serves a different market and group of customers. The accounting policies of the segments are the same as those described in the summary of significant accounting

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

policies. Segment performance is measured on pretax profit or loss from operations (dollars in millions):

                                                       YEAR ENDED DECEMBER 31, 1998
                                                    -----------------------------------
                                                     TUBING     BIMETALLICS     TOTAL
                                                    --------    -----------    --------
Trade sales.......................................  $  619.4      $  91.6      $  711.0
Interest and other income.........................       1.1          0.2           1.3
Interest expense..................................      (7.3)        (0.7)         (8.0)
Segment income before taxes.......................      37.1         12.8          49.9
Segment assets....................................     489.9         59.0         548.9
Capital expenditures..............................      71.0         12.2          83.2
Depreciation and amortization.....................      20.6          2.3          22.9

Assets
  Total assets for reportable segments............                                548.9
Intersegment eliminations.........................                                (17.8)
                                                                               --------
  Consolidated Total..............................                             $  531.1
                                                                               ========

                                                      YEAR ENDED DECEMBER 31, 1997
                                                   -----------------------------------
                                                    TUBING     BIMETALLICS     TOTAL
                                                   --------    -----------    --------
Trade Sales......................................  $  559.0     $  103.7      $  662.7
Interest and other income........................       0.5          0.3           0.8
Interest expense.................................      (7.2)        (0.8)         (8.0)
Segment income before taxes......................      33.5         17.0          50.5
Segment assets...................................     431.1         41.2         472.3
Capital expenditures.............................      27.2          3.6          30.8
Depreciation and amortization....................      18.0          1.8          19.8

Assets
  Total assets for reportable segments...........                                472.3
Intersegment eliminations........................                                 (0.1)
                                                                              --------
  Consolidated Total.............................                             $  472.2
                                                                              ========

                                                       YEAR ENDED DECEMBER 31, 1996
                                                      -------------------------------
                                                      TUBING    BIMETALLICS    TOTAL
                                                      ------    -----------    ------
Trade sales.........................................  $328.4       $99.4       $427.8
Interest and other income...........................     0.2         0.3          0.5
Interest expense....................................    (4.0)       (0.5)        (4.5)
Segment income before taxes.........................    13.6        15.6         29.2
Segment assets......................................   228.0        37.1        265.1
Capital expenditures................................     9.1         1.1         10.2
Depreciation and amortization.......................    11.1         1.7         12.8

Assets
  Total assets for reportable segments and
     consolidated total.............................                           $265.1
                                                                               ======

               COPPERWELD CORPORATION AND COPPERWELD CANADA INC.

                             GEOGRAPHIC INFORMATION

                               1998                     1997                     1996
                       ---------------------    ---------------------    ---------------------
                                  LONG-LIVED               LONG-LIVED               LONG-LIVED
                       REVENUES     ASSETS      REVENUES     ASSETS      REVENUES     ASSETS
                       --------   ----------    --------   ----------    --------   ----------
United States........  $  441.4    $  226.0     $  498.4    $  168.2     $  427.8    $  144.6
Canada...............     269.6        87.5        164.3        87.6            0           0
                       --------    --------     --------    --------     --------    --------
                       $  711.0    $  313.5     $  662.7    $  255.8     $  427.8    $  144.6
                       ========    ========     ========    ========     ========    ========

NOTE 13.  OTHER INFORMATION

SUPPLEMENTAL INCOME

     Supplemental income and cash flow information relating to operations for the years ended December 31, 1998 and 1997 is as follows (dollars in millions):

                                                               1998       1997       1996
                                                             --------   --------   --------
Capitalized interest.......................................  $    1.7   $    0.2   $    0.1
Interest paid..............................................  $   11.2   $    7.1   $    4.3
Income taxes paid..........................................  $   18.1   $   15.7   $   11.4

NOTE 14.  EARNINGS PER SHARE

     Basic and diluted earnings per share for the years ended December 31, 1998, 1997 and 1996, were not presented because the information would not be meaningful to the users of the combined financial statements due to the nature of the capital structure of the Companies.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                   THE LTV CORPORATION
                                             -----------------------------


                                             By: /s/ George T. Henning
                                                --------------------------
                                                    George T. Henning
                                                    Vice President and
                                                  Chief Financial Officer
                                                 (Principal Financial and
                                                    Accounting Officer)




Date: January 24, 2000

                                 Exhibit Index
                                 -------------



Exhibit No                   Document
----------                   --------

23.1                         Consent of Ernst & Young LLP